UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MV OIL TRUST

(Exact Name of Registrant as Specified in its Charter)

Delaware	06-6554331
(State of incorporation or organization)	(IRS Employer Identification No.)

221 West Sixth Street, 1st Floor
Austin, Texas	78701
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units of Beneficial Interests in MV Oil Trust	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective
pursuant to General Instruction A.(c), check the following box.	☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective
pursuant to General Instruction A.(d), check the following box.	☐

Securities Act registration statement file number to which this form relates:	333-136609

Securities to be registered pursuant to Section 12(g) of the Act:	none

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the trust units of MV Oil Trust (the “Registrant”) is set forth under the captions “Description of the Trust Agreement” and “Description of the Trust Units” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-136609) (the “Form S-1 Registration Statement”), initially filed with the Securities and Exchange Commission on August 14, 2006.  Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registration Statement on Form S-1 (Registration No. 333-136609), initially filed with the Securities and Exchange Commission on August 14, 2006 (incorporated herein by reference).

2.	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

3.

Trust Agreement dated August 3, 2006 among MV Partners and JP Morgan Chase Bank, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement).

4.

Form of Amended and Restated Trust Agreement among MV Partners and The Bank of New York Trust Company, N.A. (formerly JPMorgan Chase Bank, N.A.) and Wilmington Trust Company (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MV Oil Trust

By: MV Partners, LLC

	By:	MV Energy, LLC
its Manager

	By:	Murfin, Inc.
Member

	By:	/s/ David L. Murfin
Name: David L. Murfin
Date: December 19, 2006	Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registration Statement on Form S-1 (Registration No. 333-136609), initially filed with the Securities and Exchange Commission on August 14, 2006 (incorporated herein by reference).

2.	Certificate of Trust of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

3.

Trust Agreement dated August 3, 2006 among MV Partners and JP Morgan Chase Bank, N.A. and Wilmington Trust Company (incorporated herein by reference to Exhibit 3.4 to the Form S-1 Registration Statement).

4.

Form of Amended and Restated Trust Agreement among MV Partners and The Bank of New York Trust Company, N.A. (formerly JPMorgan Chase Bank, N.A.) and Wilmington Trust Company (incorporated herein by reference to Exhibit 4.1 to the Form S-1 Registration Statement).